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                                                                   EXHIBIT 10.26


                             AGREEMENT CONCERNING
                                REVENUE RULING

          This Agreement Concerning Revenue Ruling (this "Agreement") is made and entered into as of the 19th day of September 1996, by Sterling Commerce, Inc., a Delaware corporation ("Commerce"), for the benefit of Sterling Software, Inc., a Delaware corporation ("Software"), and the other parties herein specified.

          A. Subject to the receipt of the Revenue Ruling (as defined below) and authorization by its Board of Directors, Software intends to distribute to the holders of its Common Stock, par value $.10 per share, all of the shares of Common Stock, par value $.01 per share, of Commerce ("Commerce Stock") held by Software (the "Distribution").

          B. Software has applied to the Internal Revenue Service (the "IRS") for a revenue ruling (the "Revenue Ruling") as to the tax free nature of the Distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

          C. As a condition to the issuance of the Revenue Ruling, Software has made representations to the IRS regarding various matters, some of which involve facts and circumstances after the Distribution over which Commerce will have sole control and discretion.

          NOW, THEREFORE, in consideration of the benefit to Commerce resulting from the Distribution, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Commerce hereby agrees as follows:

          1.  Options.  Without the prior written consent of Software, Commerce
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will not amend or take any other action that would have the effect of accelerating prior to the "Target Date" (as defined below) the time at which any options to purchase Commerce Stock heretofore granted may be exercised. As used herein, the term "Target Date" shall mean the second business day following the first anniversary of the record date for the Distribution. Further, without the prior written consent of Software, Commerce will not hereafter grant any options, warrants or other securities evidencing the right to purchase, or convertible into, shares of Commerce Stock that could be exercised or converted prior to the Target Date. In addition, without the prior written consent of Software, Commerce will not enter into any amendment to the Sterling Commerce, Inc. Savings and Security Plan (the "Commerce Plan") which would have the effect of increasing the amount of Commerce Stock transferred to the Commerce Plan within twelve months following the Distribution.

          2.  Representations.  Commerce represents and warrants to Software as
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follows:

              (a) to the best of the knowledge and belief of the management of Commerce, there is no plan or intention by the shareholders of Commerce to sell, exchange or

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     otherwise dispose of any of their stock in, or securities of, Software or
     Commerce subsequent to the Distribution;

              (b) there is no plan or intention to liquidate Commerce, to merge Commerce with any other corporation, or to sell, exchange, or otherwise dispose of Commerce's assets or those of any of its subsidiaries subsequent to the Distribution, except in the ordinary course of business;

              (c) the representations with respect to Commerce set forth in the submission from Software's outside counsel and accountants to the IRS dated March 12, 1996 are true and correct in all material respects;

              (d) except for those transactions described in Software's submissions to the IRS requesting the Revenue Ruling, there have not been and are not expected to be consummated by Commerce any other transactions in connection with the Distribution;

              (e) Commerce has not been and is not currently engaged in negotiations with any party concerning any transaction involving the acquisition by Commerce of assets or stock in consideration for the issuance of stock by Commerce;

              (f) following the Distribution, Commerce will continue the active conduct of its business independently and, subject to the sharing of the services of certain executive officers of Software and subject to Software and its subsidiaries continuing to market software products of Commerce in international markets, all as previously disclosed to the IRS, with Commerce's separate employees;

              (g) payments made in connection with all continuing transactions entered into by Commerce with Software will be for fair market value and based on arm's length terms and conditions; and

              (h) except for inter-company payables incurred in the ordinary course of business, Commerce will not incur indebtedness to Software and will not extend credit to Software. None of the indebtedness owed by Commerce to Software after the Distribution will constitute stock or securities within the meaning of Section 355 of the Code.

Each representation set forth above shall be deemed to have been made by Commerce effective as of the first time such representation was made to the IRS in connection with Software's pursuit of the Revenue Ruling and effective as of the date the IRS issues the Revenue Ruling.

     3.       Indemnification.  Commerce agrees to indemnify and hold Software
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and its directors, officers, employees, agents and representatives harmless from and against any and all losses, claims, damages, costs, expenses, penalties, taxes and the like to the extent resulting directly or indirectly from Commerce's breach of any provision of this Agreement.

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     4.       Effectiveness of Agreement.  This Agreement shall become effective
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immediately upon Software's receipt of the Revenue Ruling and shall continue thereafter without contractual limitation until the later to occur of (i) the expiration of the period of limitations for the assessment of tax with respect to the taxable year of Software or any of its stockholders in which the Distribution occurs, and (ii) the final resolution of any claims asserted prior to the expiration of the limitations period described in clause (i) above against Commerce under this Agreement.

     5.       Miscellaneous.  This Agreement (a) shall be governed by and
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interpreted in accordance with the laws of the State of Texas, (b) constitutes the entire agreement and understanding of Commerce concerning the subject matter hereof and supersedes all prior agreements and understandings with respect thereto; provided, however that the Indemnification Agreement dated as of March 4, 1996 (the "Indemnification Agreement"), and the Tax Allocation Agreement dated as of March 4, 1996 (collectively, the "Prior Agreements"), both by and between Software and Commerce, are not intended to be superseded by this Agreement; provided further, however, that to the extent of any conflict between the Prior Agreements and this Agreement, this Agreement shall control with respect to such conflict, and (c) may be amended only by virtue of a writing duly executed by Software and Commerce. Except for Software and the parties entitled to indemnification pursuant to Section 3 hereof (Software and each of such parties being each hereinafter called an "Indemnitee"), each of whom is an intended third party beneficiary hereunder, nothing expressed or implied in this Agreement shall be construed to give any person or entity other than such Indemnitees any legal or equitable right hereunder. If an Indemnitee receives notice of the assertion of any claim or the commencement of any action or proceeding by any person or entity (a "Third Party Claim"), which claim or action reasonably could be expected to form the basis for a claim of indemnification under this Agreement, the procedures set forth in Section 5 of the Indemnification Agreement shall apply to such Third Party Claim, and are incorporated herein. For purposes of applying Section 5 of the Indemnification Agreement, as used therein the term "Agreement" shall mean and refer to this Agreement, the term "Third Party Claim" shall have the meaning set forth above, and the term "Indemnifying Party" shall mean and refer to Commerce.



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     IN WITNESS WHEREOF, Commerce has executed and delivered this Agreement as of the date first above written.

                                    STERLING COMMERCE, INC.



                                    By:  /s/ Steven P. Shiflet
                                         ---------------------
                                         Steven P. Shiflet,
                                         Vice President, Finance

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